Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, Finance
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.

Reports Solid Third-Quarter 2008 Results

(Houston – November 5, 2008) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $206 million, or $1.14 per diluted limited partner unit, for the third quarter of 2008 as compared to net income for the third quarter of 2007 of $98 million, or $0.66 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $310 million for the third quarter of 2008, compared with EBITDA of $183 million for the third quarter of 2007.

Reported results for the quarter ended September 30, 2008 were impacted by a larger than usual mark-to-market adjustment and an inventory valuation adjustment resulting from the significant decrease in crude oil and liquefied petroleum gas (“LPG”) prices during the period.  Reported results include the impact of these adjustments and various other items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  Accordingly, the Partnership’s third-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $119 million, $0.70 and $223 million, respectively. The Partnership’s third-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $111 million, $0.77 and $196 million, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“Plains All American delivered third-quarter results that were in line with guidance during a period marked by operational challenges related to Hurricanes Gustav and Ike,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “We continue to see strong demand for our assets and services within each of our three segments, and we are pleased with PAA’s positioning relative to the current state of the financial markets.  We have a solid balance sheet, ample liquidity and are well positioned to execute our growth plans for the remainder of 2008 and the full year of 2009 without the need to access the capital markets.”

The Partnership’s third-quarter results were also impacted by items that have not been included as selected items impacting comparability between reporting periods.  These items primarily include an estimated $10 million to $15 million negative impact related to Hurricanes Gustav and Ike, and an approximate $12 million gain on the sale of its shares in the New York

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Mercantile Exchange (“NYMEX”) in connection with the NYMEX’s August 2008 merger with the Chicago Mercantile Exchange.  The hurricane impact includes an estimate of reduced revenues attributable to disruptions in crude transportation and marketing volumes, insurance deductibles associated with response and repair costs included in operating expenses and a $1 million contribution by the Partnership to a relief fund to assist employees sustaining hurricane damage.

For the first nine months of 2008, the Partnership reported net income of $339 million, or $2.12 per diluted limited partner unit, as compared to net income for the first nine months of 2007 of $288 million, or $2.05 per diluted limited partner unit. The Partnership reported EBITDA of $639 million for the first nine months of 2008, compared with EBITDA of $559 million for the first nine months of 2007.  Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2008 were $352 million, $2.22 and $652 million, respectively. Adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2007 were $352 million, $2.60 and $612 million, respectively.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(In millions, except per unit data)		(In millions, except per unit data)
Selected items impacting comparability
Equity compensation charge (1)	$(3)	$—	$(23)	$(38)
SFAS 133 mark-to-market adjustment (2)	163	(13)	72	(15)
Gains on Rainbow acquisition-related hedges	—	—	11	—
Inventory valuation adjustment	(65)	—	(65)	—
Net loss on foreign currency revaluation	(8)	—	(8)	—
Deferred income tax expense	—	—	—	(11)
Selected items impacting comparability	87	(13)	(13)	(64)
Less: GP 2% portion of selected items impacting comparability	(2)	—	—	1
LP 98% portion of selected items impacting comparability	$85	$(13)	$(13)	$(63)

Impact to basic net income per limited partner unit (3)	$0.44	$(0.11)	$(0.10)	$(0.56)
Impact to diluted net income per limited partner unit (3)	$0.44	$(0.11)	$(0.10)	$(0.55)

(1)             The equity compensation charge for the three- and nine-month periods ended September 30, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three- and nine-month periods of both years is approximately $1 million and $3 million, respectively.

(2)             The Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) gain for the three- and nine-month periods ended September 30, 2008 includes a gain of less than $1 million and a loss of less than $1 million, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The SFAS 133 charge for both the three- and nine- month periods ended September 30, 2007 includes a $2 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

(3)             Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic earnings per limited partner unit and diluted earnings per limited partner unit by $0.26 and $0.25, respectively for the quarter ended September 30, 2008.

The Partnership indicated that its hedging activities conducted during the third quarter of 2008 were consistent with prior periods; however, the significant decreases in crude oil and LPG

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

prices resulted in an inventory valuation adjustment and a larger than usual SFAS 133 mark-to-market adjustment for the quarter ended September 30, 2008. The inventory subject to the valuation adjustment was hedged with financial derivatives and the inventory valuation charge is offset by the SFAS mark-to-market gain, subject to normal hedge effectiveness.  The Partnership expects that the effect of these adjustments will reverse in future periods as the offsetting physical transactions are settled.

The following tables present certain selected financial information by segment for the third quarter and first nine months (amounts in millions):

	Three Months Ended			Three Months Ended
	September 30, 2008			September 30, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$242	$69	$8,676	$198	$54	$5,668
Purchases and related costs (1)	(23)	—	(8,471)	(20)	—	(5,556)
Field operating costs (excluding equity compensation charge)	(86)	(27)	(50)	(74)	(22)	(38)
Equity compensation benefit - operations	1	—	—	—	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(14)	(5)	(16)	(14)	(5)	(13)
Equity compensation charge - general and administrative	(2)	(1)	(1)	(1)	—	—
Equity earnings in unconsolidated entities	1	3	—	2	2	—
Reported segment profit	$119	$39	$138	$91	$29	$61

Selected items impacting comparability of segment profit (3):
Equity compensation charge (4)	1	1	1	—	—	—
SFAS 133 mark-to-market impact (5)	—	—	(163)	—	—	15
Inventory valuation adjustment	—	—	65	—	—	—
Net loss on foreign currency revaluation	—	—	8	—	—	—
Segment profit excluding selected items impacting comparability	$120	$40	$49	$91	$29	$76

Maintenance capital	$13	$5	$1	$9	$—	$1

	Nine Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$680	$194	$24,594	$571	$153	$13,565
Purchases and related costs (1)	(68)	—	(24,211)	(58)	—	(13,169)
Field operating costs (excluding equity compensation charge)	(246)	(76)	(135)	(213)	(62)	(115)
Equity compensation charge - operations	(1)	—	—	(5)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(42)	(13)	(49)	(38)	(15)	(39)
Equity compensation charge - general and administrative	(12)	(5)	(9)	(16)	(5)	(15)
Equity earnings in unconsolidated entities	4	7	—	3	9	—
Reported segment profit	$315	$107	$190	$244	$80	$227

Selected items impacting comparability of segment profit (3):
Equity compensation charge (4)	12	4	7	19	5	14
SFAS 133 mark-to-market impact (5)	—	—	(72)	—	—	17
Inventory valuation adjustment	—	—	65	—	—	—
Net loss on foreign currency revaluation	—	—	8	—	—	—
Segment profit excluding selected items impacting comparability	$327	$111	$198	$263	$85	$258

Maintenance capital	$38	$15	$3	$22	$6	$4

(1)             Includes intersegment amounts.

(2)             Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)             Excludes deferred income tax expense and the gains on Rainbow acquisition-related hedges as they do not impact segment profit.

(4)             The equity compensation charge for the three- and nine-month periods ended September 30, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three- and nine-month periods of both years is approximately $1 million and $3 million, respectively.

(5)             The SFAS 133 gain for the three- and nine-month periods ended September 30, 2008 includes a gain of less than $1 million and a loss of less than $1 million, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The SFAS 133 charge for both the three- and nine- month periods ended September 30, 2007 includes a $2 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Adjusted segment profit from Transportation operations for the third quarter of 2008 increased 32% over corresponding third-quarter 2007 results due principally to contributions from the Partnership’s Rainbow Pipe Line acquisition which occurred in May 2008, higher average tariffs and an increase in pipeline loss allowance revenue.  These contributions were partially offset by higher operating expenses and an estimated $3 million to $5 million negative impact primarily due to lost revenues associated with hurricane-related volume reductions on certain of the Partnership’s Gulf Coast area pipelines.

Adjusted segment profit from Facilities operations for the third quarter of 2008 increased 38% over corresponding third-quarter 2007 results due primarily to an approximate 16% capacity increase associated with expansions at the Cushing, St. James, and Martinez facilities as well as the Tirzah & Bumstead LPG facility acquisitions.

Adjusted segment profit from Marketing operations for the third quarter of 2008 was $49 million, representing a decrease of 36% from corresponding third-quarter 2007 results of $76 million.  Third-quarter 2007 results benefited from contracts entered into during a contango market as well as the impacts of favorable differentials.  The third-quarter 2008 results were negatively affected by increased operating and general and administrative expenses as well as an estimated $7 million to $10 million impact primarily due to lost revenues associated with volume disruptions resulting from Hurricanes Gustav and Ike.

The Partnership’s basic weighted average units outstanding for the third quarter of 2008 totaled 123 million (124 million diluted) as compared to 116 million (117 million diluted) in last year’s third quarter.  At September 30, 2008, the Partnership had approximately 123 million units outstanding, long-term debt of approximately $3.2 billion and a long-term debt-to-total capitalization ratio of 47%.

On October 22, 2008, the Partnership declared a quarterly distribution of $0.8925 per unit ($3.57 per unit on an annualized basis) on its outstanding limited partner units. The distribution is payable on November 14, 2008, to holders of record of such units on November 4, 2008. This distribution payment represents increases of approximately 6.3% and 0.6%, respectively, over the quarterly distributions paid in November 2007 and August 2008.  This distribution constitutes the 18th consecutive increase in quarterly distributions for the Partnership and the 25th increase in the last thirty-one quarters.

Prior to its conference call on November 6, 2008, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth quarter of 2008. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call on Thursday, November 6, 2008 to discuss the following items:

1.               The Partnership’s third-quarter 2008 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the fourth quarter 2008; and

5.               The Partnership’s outlook for the future.

The call will begin at 11:00 AM (Eastern). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 10:55 AM (Eastern). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 298261.  The replay will be available beginning Thursday, November 6, 2008, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Saturday, December 6, 2008.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets and businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations and interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling, and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES	$8,862	$5,799	$25,118	$13,946

COSTS AND EXPENSES
Purchases and related costs	8,369	5,455	23,929	12,884
Field operating costs	162	134	458	395
General and administrative expenses	39	33	130	128
Depreciation and amortization	49	43	150	135

Total costs and expenses	8,619	5,665	24,667	13,542

OPERATING INCOME	243	134	451	404

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	4	11	12
Interest expense	(52)	(39)	(143)	(121)
Interest income and other income (expense), net	14	2	27	8
Income before tax	209	101	346	303

Current income tax expense	(3)	—	(9)	(1)
Deferred income tax benefit (expense)	—	(3)	2	(14)

NET INCOME	$206	$98	$339	$288

NET INCOME - LIMITED PARTNERS	$173	$77	$256	$231

NET INCOME - GENERAL PARTNER	$33	$21	$83	$57

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.15	$0.66	$2.14	$2.06

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.14	$0.66	$2.12	$2.05

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	123	116	120	112

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	124	117	121	113

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA (1)	2008	2007	2008	2007

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	44	46	44	48
Basin	375	397	372	382
Capline	216	230	218	232
Line 63/Line 2000	131	171	151	177
Salt Lake City Area Systems (2)	90	103	94	102
West Texas/New Mexico Area Systems (2)	370	382	367	375
Manito	68	72	70	74
Rainbow	191	—	108	—
Rangeland	54	65	58	64
Refined products	108	110	110	110
Other	1,234	1,129	1,238	1,132
Tariff activities total	2,881	2,705	2,830	2,696
Trucking	101	104	96	107
Transportation activities total	2,982	2,809	2,926	2,803

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	55	47	54	44
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	14	13	13	13
LPG processing (average throughput in thousands of barrels per day)	17	21	16	18

Facilities activities total (average monthly capacity in millions of barrels) (3)	58	50	57	47

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	638	679	663	689
Refined products	27	14	24	10
LPG sales	67	58	85	78
Waterborne foreign crude imported	77	82	84	76
Marketing activities total	809	833	856	853

(1) Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2) The aggregate of multiple systems in the respective areas.  The volumes for the West Texas/New Mexico Area Systems for the three and nine months ended September 30, 2007 previously included amounts for the Mesa system, which has been reclassified to "Other" for all periods presented.

(3) In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets	$4,535	$3,673
Property and equipment, net	5,061	4,419
Pipeline linefill in owned assets	431	284
Inventory in third-party assets	78	74
Investment in unconsolidated entities	254	215
Goodwill	1,242	1,072
Other long-term assets, net	269	169

Total assets	$11,870	$9,906

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,742	$3,729
Long-term debt under credit facilities and other	1	1
Senior notes, net of unamortized discount	3,219	2,623
Other long-term liabilities and deferred credits	257	129
Total liabilities	8,219	6,482
Partners’ capital	3,651	3,424

Total liabilities and partners’ capital	$11,870	$9,906

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Numerator for basic and diluted earnings per limited partner unit:
Net income	$206	$98	$339	$288
Less: General partner’s incentive distribution paid	(30)	(20)	(78)	(52)
Subtotal	176	78	261	236
Less: General partner 2% ownership	(3)	(1)	(5)	(5)
Net income available to limited partners	173	77	256	231
Less: Pro forma additional general partner’s distribution (1)	(31)	—	—	—
Net income available for limited partners under EITF 03-06	142	77	256	231

Denominator:
Basic weighted average number of limited partner units outstanding	123	116	120	112
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	124	117	121	113

Basic net income per limited partner unit (1)	$1.15	$0.66	$2.14	$2.06

Diluted net income per limited partner unit (1)	$1.14	$0.66	$2.12	$2.05

(1) Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic earnings per limited partner unit and diluted earnings per limited partner unit by $0.26 and $0.25, respectively for the quarter ended September 30, 2008.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Net income reconciliation
Net income	$206	$98	$339	$288
Add: Interest expense	52	39	143	121
Add: Income tax expense	3	3	7	15
Earnings before interest and taxes (“EBIT”)	261	140	489	424
Add: Depreciation and amortization	49	43	150	135
EBITDA	$310	$183	$639	$559

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flow from operating activities reconciliation
EBITDA	$310	$183	$639	$559
Current income tax expense	(3)	—	(9)	(1)
Interest expense	(52)	(39)	(143)	(121)
Net change in assets and liabilities, net of acquisitions	(481)	542	(243)	492
Other items to reconcile to cash flows from operating activities:
Equity earnings in unconsolidated entities, net of distributions	(3)	(3)	(4)	(11)
(Gain) loss on foreign currency revaluation	8	(1)	(2)	(3)
SFAS 133 mark-to-market adjustment	(163)	13	(72)	15
Inventory valuation adjustment	65	—	65	1
Equity compensation charge	3	1	27	41
Gain on sale of investment assets	(12)	—	(12)	(4)
Other	(1)	—	(7)	1

Net cash provided by operating activities	$(329)	$696	$239	$969

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Funds flow from operations (“FFO”)
Net income	$206	$98	$339	$288
Equity earnings in unconsolidated entities, net of distributions	(3)	(3)	(4)	(11)
Depreciation and amortization	49	43	150	135
Deferred income tax (benefit) expense	—	3	(2)	14
Non-cash amortization of terminated interest rate hedging instruments	—	—	1	—
FFO	252	141	484	426
Maintenance capital	(19)	(10)	(56)	(32)

FFO after maintenance capital	$233	$131	$428	$394

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income and earnings per limited partner unit excluding
selected items impacting comparability

Net income	$206	$98	$339	$288
Selected items impacting comparability	(87)	13	13	64
Adjusted net income	$119	$111	$352	$352

Net income available for limited partners under EITF 03-06	$142	$77	$256	$231
Limited partners’ 98% of selected items impacting comparability	(85)	13	13	63
Pro forma additional general partner distribution under EITF 03-06	31	—	—	—
Adjusted limited partners’ net income	$88	$90	$269	$294

Adjusted basic net income per limited partner unit	$0.71	$0.77	$2.24	$2.62

Adjusted diluted net income per limited partner unit	$0.70	$0.77	$2.22	$2.60

Basic weighted average units outstanding	123	116	120	112
Diluted weighted average units outstanding	124	117	121	113

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
EBITDA excluding selected items impacting comparability
EBITDA	$310	$183	$639	$559
Selected items impacting comparability (1)	(87)	13	13	53
Adjusted EBITDA	$223	$196	$652	$612

(1) The nine-month period ended September 30, 2007 excludes deferred income tax expense as it does not impact EBITDA.

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